                                                  IDS
                                     INTELLIGENT DETECTION SYSTEMS



                                               EMPLOYMENT AGREEMENT

THIS AGREEMENT Dated as of the 1st day of September 1998

BETWEEN:

     Andy Rybak, of the Town of Ottawa and the Province of Ontario in Canada (Here in called the "Executive")
OF THE FIRST PART

-        and -

IDS INTELLIGENT DETECTION SYSTEMS INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter called the "Corporation")

OF THE SECOND PART


AND WHEREAS the Executive entered into a written employment agreement with the Corporation on October 15th, 1997.

AND WHEREAS the Corporation wishes to continue to employ the Executive and the Executive wishes to be employed by the Corporation on the terms and conditions hereinafter provided:

AND WHEREAS the Executive will receive, inter alia, increased salary and incentive compensation in consideration for executing the within Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements in this Agreement, it is agreed by and between the Executive and the Corporation as follows:


1.        EMPLOYMENT

The Executive shall serve the Corporation as Vice President and General Manager of the Security & Analytical Division of IDS and shall perform such duties and exercise such powers as may from time to time be assigned to or vested in him by the senior management acting on the authority of the Board of Directors. In the capacity of Vice President, the Executive shall initially report directly to the Chief Operating Officer: it is understood that the reporting structure for the Employee may change to meet the Company's requirements and changing structure.

A current draft job description is attached in Appendix A which is subject to change as the requirements of the Company change: the Executive will work to finalize any changes the COO may have to this job description when the COO joins in September 1998 In a senior role there are no set working hours nor overtime or travel time as senior Executives are expected to dedicate as much time is required to fulfil their responsibilities

This position is subject to reconfirmation by the Board every year following or at the time of the Annual General Meeting and your employment may be subject to transfers within the Company to meet the Corporation's needs.

2. The employment of the Executive shall continue for an initial three (3) years (the "Initial Term") unless terminated earlier by the Corporation in accordance with the provisions hereof. Following the completion of the Initial Term, this Agreement shall renew for successive one (1) year terms on an annual basis until terminated in accordance with the provisions hereof. Notwithstanding the termination of the Executive's employment hereunder, Sections 7.1 ,7.2,7.3,7.4, and 7.5 hereof shall continue to be in force.

3.       REMUNERATION

3.1     Salary and Bonus

Except as the Corporation and the Executive may otherwise agree, in writing, the Executive shall be entitled to the following salary and bonus arrangement:

         (a) The Executive shall receive a base salary of $170,000 Canadian per annum paid in biweekly installments (the "base salary"). The Base Salary shall be reviewed at least annually by the Compensation committee of the Corporation's Board of Directors to determine if an increase is appropriate, which increases shall be in the sole discretion of the Corporation's Compensation Committee: and

         (b) The Executive shall be entitled to participate in an annual Bonus Plan approved and subject to the final authority of the Board of the Corporation. The Bonus Plan is based on the achievement of Board approved performance targets set by senior management following the completion of the budget process for the year. On achievement of these annual targets the Executive shall receive a sum equal to 40%% of the Executive's annual base salary. This sum is payable to Executives annually following the completion of the audited results for the Corporation. The basis for the Bonus Plan for the last half of 1998 is set out in Appendix B.

     (c) Subject to Board approval, the Employee may be entitled to participate in a Super Bonus Plan based on incremental revenue over and above the Divisional target. The Super Bonus

Plan will be determined by the senior management acting on the Board's authority. The basis for the Super Bonus Plan for the last half of 1998 is set out in Appendix B.

3.2    Benefits

The Executive and his dependents shall be entitled to participation in the benefits offered by the Corporation including, in particular, the following benefits (the 'Benefits"):

            a) participation in the Corporation's medical and group health insurance plan (the "Plan"); participation in such improvement to the Plan as the Corporation may introduce from time to time; it is expressly understood and agreed that coverage under the Plan should continue while the Executive is employed and, subject to section 5 .3, for the twelve (12) month period following termination under Section 5.2; and

           b)     Car allowance of $500.00 Canadian per month; and

           c) Health club membership allowance not to exceed $50.00 Canadian per month upon presentation of valid receipt; and

3.3     Vacation

          The Executive shall be entitled to four (4) week's paid vacation per year. Such vacation will be taken at such time as is most convenient (with approval of the Chief Operating Officer for any vacation time more than a week in length or with less than a month of advance notice), considering the demands of the business of the corporation and the personal plan of the Executive. No vacation time will be carried over from one calendar year to another.

3.4      Stock Option Plan

          In addition to the stock options already granted to the Executive, the Executive will receive options to buy a further 90,000 of the Corporations shares under the IDS 1997 Stock Option Plan. The exercise price of these options will be $2.00 per share .The shares will vest over three years with 1/12 of the total options vesting at the end of every calendar quarter starting from the completion of the first full calendar quarter ending after the date of this contract. Thus every calendar quarter 7.500 options will vest and be exercisable.

4.       EXPENSES

4.1    General

         The Corporation shall reimburse the Executive for all traveling and entertainment expenses and other disbursements actually and properly incurred by him in connection with his duties hereunder or otherwise properly incurred by him for and on behalf of the Corporation, upon presentation of reasonably acceptable evidence of the Executive having incurred such expenses and disbursements.

5.         TERMINATION OF EMPLOYMENT

5.1        Termination by Corporation for Cause

             The employment of the Executive may be terminated at any time by notice in writing from the Corporation to the Executive, for cause, in which event the Executive shall not be entitled to a notice period or compensation in lieu of notice. The Employee agrees that in determining whether or not his termination has been for cause, the terms and provision in the Scintrex Policies & Procedures Manual, as amended from time to time, shall be binding and the employee acknowledges having read and understood the aforementioned Manual.


5.2       Termination by Corporation Without Cause

            The employment of the Executive may be terminated without cause at any time by the Corporation upon twelve (12) months written notice or upon payment to the Executive of a lump sum amount equivalent to twelve (12) months cash compensation together with benefits continuation for twelve months.

5.3       Exception of Benefits Continuance

            Notwithstanding Sections 3.2 and 5.2, to the extent that the Corporation, acting reasonably, is unable to continue a particular Benefit following the Executive's termination (which for instance, it expects to be case with respect to long-term disability insurance and accidental death & dismemberment insurance, if any), the Corporation may, at its option , make one or more cash payments equal to the value of the relevant benefit to the Executive or pay to the Executive the amount that would have been required, as and when the same would have been required, to maintain the relevant benefit in place had the Executive continued to be employed by the Corporation.

5.4       Fair and Reasonable

            The parties confirm that the provision contained in this Article 5 are fair and reasonable and the parties agree that upon termination of this Agreement pursuant to any of the provisions hereof, the Executive shall have no action, cause of action, claim or demand against the Corporation or any other person as a consequence of such termination, so long as the Corporation fulfills its obligations hereunder. The parties acknowledge that the terms of this Agreement constitute a better benefit on account of termination pay and severance pay that the minimum requirements of the Employment Standards Act.

5.5       Resignation by Executive

            In the event that the Executive decides on his own accord to resign from IDS, it is agreed that he must give the Corporation 3 month's notice. The Corporation at its discretion may decide to shorten this period to a shorter period.

6.         RETURN OF PROPERTY

            Upon any termination of this Agreement, the Executive shall at once deliver, or cause to be delivered, to the Corporation all books, documents, effects, money, securities or other property belonging to the Corporation (or any affiliate of the Corporation), or for which the Corporation (or any affiliate of the Corporation), is liable to others, which are in the possession, charge, care, control or custody of the Executive.

7.         COVENANTS OF EXECUTIVE

7.1       Non-Disclosure

         The Executive shall not (either during the continuance of this employment hereunder or at any time thereafter) disclose the private affairs of the Corporation or any secrets of the Corporation to any person other than the directors of the Corporation or for the Corporation's purposes and shall not (either during the continuance of this employment hereunder or at any time thereafter) use for his own purpose or for any purposes other that those of the Corporation any information he may acquire relating to the private affairs of the Corporation or its trade information secrets. The Executive shall also execute, in favor of the Corporation, the Corporations standard form of Intellectual Property and Confidential Information Agreement.

7.2      Non Competition

     a) twelve (12) months following the date of the termination of his employment by the Corporation without cause; or

         b) Twenty four (24) months following the date of: (i) the termination of his employment by the Corporation with cause or (ii) his resignation from employment with the Corporation, individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent shareholder or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advised, lend money to, guarantee to the debts or obligations of or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in any business directly competitive with the business being carried on by the Corporation presently and/or at the time of such termination of employment, except as an officer, director and/or Executive of the Corporation.

7.3      Non-Solicitation of Clients.

         The Employee agrees that during the term of this Agreement, and for a period of:

     a) twelve (12) months following the date of the termination of his employment by the Corporation without cause; or

         b) Twenty-four (24) months following the date of: (i) the termination of his employment by the Corporation with cause or (ii) his resignation from employment with the Corporation, he shall not, directly or indirectly, contact or solicit any Clients of the Corporation (as hereinafter defined) for the purpose of selling or supplying to Clients of the Corporation any products or services which are competitive with the products or services sold or supplied by the Corporation at the time of the termination of this Agreement. The term
"Client of the Corporation" in this Section 6.3 means any business or organization that:

     (i) Was a client or customer of the Corporation at the time of the termination of this Agreement; or

         (ii) Became a client or a customer of the Corporation within six (6) months after the termination of this Agreement if the Employee was involved with the marketing efforts in respect of such client prior to the termination of this Agreement.

7.4      Non-Solicitation of Executives

         The Executive covenants and agrees that during the term of this Agreement and for a period of:

     (a) twelve (12) months following the date of termination of his employment by the Corporation without cause; or
         (b) Twenty four (24) months following the date of (I) the termination of his employment by the Corporation with cause or (ii) his resignation from employment with the Corporation, he shall not directly or indirectly hire any Executives of or consultants to the Corporation nor shall he solicit or induce or attempt to induce any persons who were Executives of or consultants to the Corporation at the time of such termination or during the ninety (90) days immediately preceding such termination, to terminate their employment or consulting agreement with the Corporation.

     7.5 Reasonableness of Non-Disclosure, Non-Competition and Non Solicitation Obligations

         The Executive acknowledges and agrees that the obligations in Sections 6.1, 6.2, 6.3 and 6.4 are fair and reasonable given that, among other reasons the sustained contact he will have with the clients and customers of the Corporation will expose him to confidential information regarding the particular requirements of these clients and the Corporation's unique methods of satisfying the particular requirements of these clients, all of which the Executive agrees not to act upon to the detriment of the Corporation. The Executive agrees that the obligations in Sections 6.1, 6.2, 6.3 and 6.4 , together with his other obligations under this Agreement, are reasonably necessary for the protection of the Corporation's proprietary interests. The Executive further confirms that the unlimited geographic scope of the obligation in Section 6.2 is reasonable given the international nature of the market for the products and services of the Corporation. The Executive hereby agrees that all restrictions in Article 6 are reasonable and valid and all defenses to strict enforcement thereof by the Corporation are hereby waived by the Executive.

7.6      Cumulative Rights

         The various rights and remedies of the Corporation hereunder are cumulative and non-exclusive of one another. The use of or resort to any one such right or remedy shall not preclude or limit the exercise of any other right or remedy by the addition to the Corporation's rights and the Executive's obligations under this Agreement. The Executive shall be deemed to be a fiduciary of the Corporation.

8.       GENERAL

8.1      Sections and Headings

         The division of the Agreement into Articles and Sections and the insertion of heading are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof', "hereunder", and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

8.2      Number and Gender

         In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

8.3      Benefit of Agreement

         This agreement shall ensure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Executive and the successors and permitted assigns of the Corporation respectively.

8.4      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the Laws of Canada applicable therein.

8.5      Entire Agreement

         This Agreement, together with the separate Intellectual Property and Confidential Information Agreement executed by the Executive in favor of the Corporation, constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

         8.6      Severability

         If any provision of this agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part there of and the remaining part of such provisions and all other provisions hereof shall continue in full force and effect.

8.7      Notice

         Any demand, notice or other communication  (hereinafter in this Section
8.7 referred to as a "communication") to be given in connection with this Agreement shall be given by personal delivery or transmitted by telecopier or other form of recorded communication, tested prior to transmission to such party, addressed to the recipient as follows:


         Andy Rybak
         2010 Alta Vista Drive
         Ottawa, Ontario
         KIH 7L1


         To the Corporation at:

         66 Slater Street, 6th Floor
         Ottawa, Ontario
         KIP 5H1
         Telecopier
         Attention:  The Board of Directors
         or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by or transmitted by telecopier or other form of recorded communication shalt be deemed to have been given and received on the date of its transmission provided that if such date is not a business day or if it is received after the end of the normal business hours on the date of its transmission then shall be deemed to have been given and received at the opening of business in the office of the addressee on the first business day next following the transmission hereof. For the purpose of this Agreement, a business day shall mean any day other than Saturday, Sunday or statutory holiday in the Province of Ontario.

         Any party may change its address for service from time to time by giving seven (7) days' notice to the other party in accordance with the foregoing.


8.8      Independent Legal Advise

     The Employee acknowledges that he has had the opportunity to obtain independent legal advise and: a) that he has been fully informed as to his rights and obligations under the terms of this Agreement; and b) with such knowledge, he has executed this agreement freely and voluntarily and without any duress.

9.0      SUCCESSION

         In the event that the Analytical & Security Division has been spun off into a public company or separately listed and the Executive ahs not been appointed the CEO of that company, he will be entitled to 100% of the options granted to the new CEO on the same exercise terms and vesting periods.

         IN WITNESS WHEREOF the parties have executed this Agreement.

         SIGNED, SEALED AND DELIVERED) in the presence of )

Witness        )

/s/Andy Rybak
Andy Rybak

21/09/98
Dated
                                       /s/Mariusz Rybak
                                       IDS Intelligent Detection Systems Inc.
                                       Mariusz Rybak
                                       Chairman, IDS

                                                    APPENDIX A


                         DRAFT JOB DESCRIPTION FOR VICE PRESIDENT & GENERAL
                                     MANAGER ANALYTICAL & SECURITY DIVISION OF
                                                        IDS

TITLE:                       Executive Vice President & General Manager of the
                                    Analytical & Security Division (A&S), IDS.

REPORTS TO:                         Chief Operating Officer of IDS.

JOB DESCRIPTION: The General Manager of the A&S Division shall be a member of the senior management team of the company. He or she shall be responsible for the overall excellence of the Sales and Marketing, Customer Service and R&D Engineering efforts of his Division.

RESPONSIBILITIES:  Amongst the various duties, responsibilities and activities, the General Manager shall be responsible for:

o preparation of an annual budget which includes strategic sales, marketing and engineering planning that goes with it for acceptance and approval of the COO.
o responsible  for ongoing  business  development  initiatives
o prepare quota & commission  plans for sales personnel (as part of above)
     o the timely execution of sales marketing programs
     o collaborating with the manufacturing operations of the Company to minimize working capital employed in serving the division's needs, particularly through timely scheduling of production to meet sales requirements.
o staffing and  evaluations of division  personnel
     o evaluation and proposing of potential  engineering projects
     o  maintaining  competitive  information  database
o  developing  sales  & marketing literature
o launching new products and services
o  responsible  for  ensuring  that  a  high  level  of  quality,   service  and
   profitability are maintained in the Customer Service Department.
o   review and approve offers made by sales people.
     o proposing new products and R&D ideas to expand the company's product offering.
     o collaborative supervision of related engineering projects working with the Director of Engineering for Geo Products.
o   timely reports of sales results on a weekly basis
o   maintain competitive information database
o   conducting performance reviews for staff

o   supervising lead generation and follow-ups
o   maintaining database for sales
o assisting in the overall  computer  upgrade of the systems at IDS
o review and approve  commission  statements of sales people with  accounting
o international travel for sales and  marketing  purposes
     o ongoing evaluation of advances and changes in technology as it relates to IDS, its customers and competitors.
o attendance at various  conferences  and  presenting  technical  papers
o other duties assigned to you by the COO.
o engineering proposals requiring more than $25,000.00 of resources shall have a formal project plan including engineering costs and sales projections etc. for review and approval by the COO.

OTHER:

o   training of sales/marketing personnel for the Division

AUTHORITY:

o   to sign and approve unbudgeted purchases up to $2,000
o to sign and approve travel requisitions in emergency situations for the Division o to approve trade show booths and related expenditures, providing they have been budgeted for up to $5,000.
o to hire personnel for the Division, subject to budgets and approvals, or in special cases in consultation with the COO.

     o to sign and approve budgeted expenditure for advertising & marketing materials subject to budgetary approval to $5,000

                                                    Appendix B


BONUS PLAN FOR SECOND HALF 1998

     Objective: To motivate senior management and employees to meet the budget for the second half of the year

     Plan: The Corporation will pay a bonus to the Executive of 40 % of the salary earned by the Executives in the period July 1st to December 31~ 1998. The amount of the Bonus Sum payable will be dependent on the achievement of the following condition(s)

     Conditions: 1. One third of the Bonus Sum will be payable on achieving the A&S Divisional Revenue target for the Second Half of 1998

                  2. Two thirds of the Bonus Sum will be payable on achieving the A&S Divisional Earnings before tax target for the Second Half of 1998


SUPER BONUS PLAN FOR SECOND HALF 1998

Subject to meeting the division's budgeted earnings before tax for the period, for every $ dollar above the second half revenue target, the Executive will be entitled to the difference between the target and the actual audited revenue figure according to the following percentages:

         Up to $1 m above Budgeted divisional revenue 1% Between $1 m and $2m above Budgeted divisional revenue 2(degree)% Between $2m and $3m above Budgeted divisional revenue 3% Between $3m and $4m above Budgeted divisional revenue 4% Above $4m above Budgeted divisional revenue 5%